UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 20, 2007 (December 19, 2007)
Valeant Pharmaceuticals International
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-11397 (Commission File Number)	33-0628076 (IRS Employer Identification No.)
One Enterprise
Aliso Viejo, California 92656
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (949) 461-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01, “Entry into a Material Definitive Agreement”
On December 19, 2007, Valeant Pharmaceuticals International (the “Company”) and Three Rivers Pharmaceuticals, LLC (“Three Rivers”) entered into an Asset Purchase Agreement (the “Agreement”) pursuant to which the Company will divest the United States and Canadian rights to the hepatitis C drug Infergen (interferon alfacon-1) to Three Rivers. Under the terms of the Agreement, Three Rivers will be assigned all United States and Canadian rights to Infergen and will acquire the remaining Infergen inventory from the Company. The Company will receive from Three Rivers approximately $70.8 million in cash upon closing, and $20.5 million in two non-contingent payments over the following eighteen months. The Agreement contains customary representations and warranties and the closing is subject to the satisfaction or waiver of customary conditions, including receipt of certain consents. The transaction is expected to close in the first quarter of 2008.
Item 9.01, “Financial Statements and Exhibits”
     (d) Exhibits
          99.1 Press Release of Valeant Pharmaceuticals International, dated December 20, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL
By:	/s/ Eileen C. Pruette
Eileen C. Pruette
Executive Vice President, General Counsel

Dated: December 20, 2007

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of Valeant Pharmaceuticals International, dated December 20, 2007.